     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2010.

                                                       FILE NO. 333-

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--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        HARTFORD LIFE INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

                                  CONNECTICUT

         (State or other jurisdiction of incorporation or organization)

                                   06-094148

                    (I.R.S. Employer Identification Number)

                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999

                    (Address of Principal Executive Office)

                                RICHARD J. WIRTH
                        HARTFORD LIFE INSURANCE COMPANY
                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
                                 (860) 843-1941

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                  ------------

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: /X/

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

                                                                                       PROPOSED      PROPOSED
                                                                                        MAXIMUM      MAXIMUM
                      TITLE OF EACH CLASS                            AMOUNT TO         OFFERING     AGGREGATE       AMOUNT OF
                      OF SECURITIES TO BE                                BE              PRICE       OFFERING     REGISTRATION
                          REGISTERED                                 REGISTERED        PER UNIT       PRICE            FEE
---------------------------------------------------------------------------------------------------------------------------------
Deferred Annuity Contracts & Participating Interests Therein          $5,000,000        *           $5,000,000       $356.50**
                                                                                                    ----------       -------

------------

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.

** Pursuant to Rule 457(p), the Registrant may offset registration fees of up to $4,000 previously paid with respect to securities that were previously registered under the Registration Statement of the Registrant on Form S-3 on March 3, 1986 (File No. 003-3807 CIK 0000045947) and were not sold thereunder.

Registrant is relying upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, with respect to the registration of an indeterminate amount of securities of each class identified above.

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
                                     PART I

CURRENT RATE COMPOUNDING ANNUITY

[HARVESTOR]
GROUP MODIFIED GUARANTEED ANNUITY CONTRACT
HARTFORD LIFE INSURANCE COMPANY
PO BOX 5085
HARTFORD, CONNECTICUT 06102-5085

TELEPHONE:  1-800-862-6668 (OWNERS)
            1-800-862-7155 (REGISTERED REPRESENTATIVES)

                                                             [THE HARTFORD LOGO]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This is a fixed, single premium, tax-deferred, group modified guaranteed annuity offered only to persons who have established accounts with certain financial intermediaries who have entered into a distribution agreement to offer participating interests in the Current Rate Compounding group annuity contract, and members of other eligible groups. Participation in the Current Rate Compounding group annuity contract will be separately accounted for by the issuance of a Certificate evidencing your interest under the Current Rate Compounding group annuity contract. This annuity also includes a Market Value Adjustment ("MVA") that may decrease or increase the amount you receive (for more information, see the sub-section titled, "Market Value Adjustment"). Participating interests in the Current Rate Compounding group annuity contract are no longer offered for sale.

Please read this prospectus carefully before investing and keep it for your records and for future reference. This prospectus is filed with the Securities and Exchange Commission ("SEC" or "Commission"). Although we file this prospectus with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This document can also be obtained from us or the SEC's website (www.sec.gov).

You will get NO ADDITIONAL TAX advantage from a Certificate if you are investing through a tax-advantaged retirement plan (such as a 401(k) plan or Individual Retirement Account ("IRA")). This prospectus is not intended to provide tax, accounting or legal advice. IF YOU HAVE QUESTIONS ABOUT YOUR CERTIFICATE, PLEASE ASK YOUR AGENT, BROKER, ADVISOR, OR CONTACT A COMPANY REPRESENTATIVE AT THE TELEPHONE NUMBER ABOVE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALES PERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON.

          NOT INSURED BY FDIC OR ANY                MAY LOSE            NOT A DEPOSIT OF OR GUARANTEED BY            [NOT] FDIC
          FEDERAL GOVERNMENT AGENCY                   VALUE               ANY BANK OR ANY BANK AFFILIATE             [NOT] BANK

--------------------------------------------------------------------------------

PROSPECTUS DATED: MARCH 1, 2010

2

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AVAILABLE INFORMATION

We are required by the Securities Exchange Act of 1934, as amended, to file reports and other information with the SEC. You may read or copy these reports at the SEC's Public Reference Room at 100 F. Street N.E., Room 1580, Washington, D.C. 20549-2001. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain reports, proxy and information statements and other information about us at the SEC's website at: www.sec.gov.

We filed a registration statement ("Registration Statement") relating to the Certificates offered by this prospectus with the SEC under the Securities Act of 1933, as amended. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement. For more information about the Certificates and us, you may obtain a copy of the Registration Statement in the manner set forth in the preceding paragraph.

In addition, the SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. Information that we file with the SEC will automatically update and supersede the information in this prospectus.

This prospectus incorporates by reference the following documents:

1)  Our Annual Report on Form 10-K; and

2) Until this offering has been completed, any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Statements in this prospectus, or in documents that we later file with the SEC and that legally become part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

Upon request and without charge, we will provide to each person to whom a copy of this prospectus has been delivered, a copy of any document referred to above which has been incorporated by reference in this prospectus, other than exhibits to such document. Requests for such copies should be directed to us at the address stated on the cover page of this prospectus.

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TABLE OF CONTENTS

                                                                           PAGE
--------------------------------------------------------------------------------
1. HIGHLIGHTS                                                                  4
2. GLOSSARY                                                                    5
3. DESCRIPTION OF CERTIFICATES                                                 5
   A. Application and Purchase Payment                                         5
   B. Accumulation Period                                                      6
    1. Initial & Subsequent Guarantee Periods                                  6
    2. Establishment of Guarantee Rates and Current Rates                      6
    3. Surrenders                                                              7
    4. Premium Taxes                                                           8
    5. Annual Maintenance Fee                                                  8
    6. Death Benefit                                                           8
    7. Payment upon Partial or Full Surrender                                  9
   C. Annuity Period                                                           9
    1. Electing the Annuity Commencement Date and Form of Annuity              9
    2. Change of Annuity Commencement Date or Annuity Option                   9
    3. Annuity Options                                                         9
    4. Annuity Payment                                                        10
    5. Death of Annuitant After Annuity Commencement Date                     10
4. ASSIGNMENT                                                                 10
5. AMENDMENT OF CERTIFICATES                                                  10
6. STATE VARIATIONS                                                           10
7. THE COMPANY                                                                10
8. INVESTMENTS BY HARTFORD LIFE                                               10
9. EXPERTS                                                                    11
10. HOW CONTRACTS ARE SOLD                                                    11
11. FEDERAL TAX CONSIDERATIONS                                                12
APPENDIX A - EXAMPLES                                                         24

4

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1. HIGHLIGHTS

Upon application, you select an initial Guarantee Period from among those then offered by us. During this Guarantee Period, your purchase payment earns interest at the applicable Initial Guarantee Rate as established by us. Interest is credited to your Account Value on the last day of each Certificate Year in the Guarantee Period. Such interest earns interest at the then applicable Current Rate as established by us for the remainder of the Guarantee Period (See "Initial and Subsequent Guarantee Periods," and "Establishment of Guarantee Rates and Current Rates"). The value of your Account under the Certificate is "interest rate sensitive" both because of the manner of calculating the Market Value Adjustment (see below) and because interest on interest is calculated at Current Rates.

At the end of each Guarantee Period, a subsequent Guarantee Period of the same duration will begin, unless, within the thirty day period prior to the end of such Guarantee Period, you elect a different duration. The Account Value as of the first day of each subsequent Guarantee Period will earn interest at the Subsequent Guarantee Rate and the interest credited will earn interest at the then applicable Current Rate. WE WILL MAKE THE FINAL DETERMINATION AS TO CURRENT AND SUBSEQUENT GUARANTEE RATES TO BE DECLARED. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE CURRENT RATES OR SUBSEQUENT GUARANTEE RATES. (See "Initial and Subsequent Guarantee Periods" and "Establishment of Guarantee Rates and Current Rates")

Subject to certain restrictions, partial and total surrenders are permitted. However, such surrenders may be subject to a surrender charge and/or a Market Value Adjustment. Except as described below, the surrender charge will be deducted from any partial or full surrender made before the end of the sixth Certificate Year, and is reduced by one percent for each of the next five Certificate Years. If you notify us in writing within thirty days prior to the effective date, no surrender charge or Market Value Adjustment will be applied to (1) any surrender effective as of the end of a Guarantee Period or (2) any surrender effective on the last day of a Certificate Year in an amount equal to interest credited to your Account Value on such date, guaranteed interest for the Certificate Year, and interest on interest for the Certificate Year. (See "Surrenders")

The Market Value Adjustment reflects the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the surrender and, in the case of a partial surrender, the then applicable Guarantee Rate, and, in the case of a full surrender, a weighted average interest rate then being applied to your Account Value. Since Current Rates are based in part upon the investment yields available to us (See "Investments by Hartford Life"), the effect of the Market Value Adjustment will be closely related to the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchase or renew your Certificate, the amount you would receive upon a full surrender of your Certificate would be less than your original purchase payment.

We may defer payment of any partial or full surrender for a period not exceeding 6 months from date of our receipt of your notice of surrender or the period permitted by state insurance law, if less, but such a deferral of payment will be for a period greater than thirty days only under highly unusual circumstances. No interest will be paid on any amounts deferred during such period if we choose to exercise this deferral right. (See "Payment Upon Partial or Full Surrender")

Your Account Value is subject to a deduction for an annual maintenance fee of $25.00. It will be deducted from your Account Value on the last day of each Certificate Year, or upon a surrender in full. (See "Annual Maintenance Fee")

On the Annuity Commencement Date specified by you, we will pay the designated Annuitant a lump-sum payment or start to pay a series of payments. If you choose a series of payments, you will select from certain Annuity Options the manner by which payments will be made. (See "Annuity Period")

The Certificate provides for a guaranteed death benefit. In the event of the death of the Annuitant prior to the Annuity Commencement Date, we will pay the designated Beneficiary this death benefit in lieu of any other payment under the Certificate. The amount of such death benefit will equal the greater of (1) the Net Surrender Value which would have been payable on a full surrender on the date of the Annuitant's death; or (2) the minimum death benefit, which equals the lesser of the Account Value at the beginning of the Guarantee Period in which the Annuitant dies and the Account Value on the date of the Annuitant's death. (See "Death Benefit")

On any Certificate subject to premium tax, the tax will be deducted, as provided under applicable law, either from the purchase payment when received or from the amount applied to effect an annuity at the time annuity payments commence. Where applicable, the rate of these taxes currently ranges up to 3.5%. (See "Premium Taxes")

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2. GLOSSARY

In this Prospectus, "we", "us", "our", and "HLIC" refer to Hartford Life Insurance Company and "you", "yours", and "Participant" refer to a person who has been issued a Certificate. In addition, as used in this Prospectus, the following terms have the indicated meanings:

ACCOUNT VALUE As of any date, the Account Value is the sum of the purchase payment and all interest earned to date less the sum of the Gross Surrender Value of any surrenders made to that date and less the sum of the annual maintenance fees deducted to that date. For surrenders, interest will be credited to Account Value on a pro rata basis.

ANNUITANT The person upon whose life the Certificate is issued.

ANNUITY COMMENCEMENT DATE The date designated in the Certificate or otherwise by the Participant on which annuity payments are to start.

BENEFICIARY The person designated in the Certificate or otherwise by the Participant to receive benefits in event of the death of the Annuitant.

CERTIFICATE The holder of a participating interest in the group annuity contract as set forth in this Prospectus. Any reference in this Prospectus to Certificate includes the underlying group annuity contract.

CERTIFICATE DATE The effective date of participation under the group annuity contract as designated in the Certificate.

CERTIFICATE YEAR A continuous 12 month period commencing on the Certificate Date and each anniversary thereof.

CONTINGENT PARTICIPANT The person designated by you who upon your death acquires all of your rights pursuant to the Certificate.

CURRENT RATE The applicable interest rate contained in a schedule of rates established by us from time to time for various durations, but in no event less than 4 1/2%.

GUARANTEE PERIOD The period for which either an Initial or Subsequent Guarantee Rate is credited.

GROSS SURRENDER VALUE As of any date, that portion of the Account Value specified by you for a full or a partial surrender.

INITIAL GUARANTEE RATE The rate of interest credited during the initial Guarantee Period.

IN WRITING A written form satisfactory to us and received by us at P.O. Box 5085, Hartford, Connecticut 06102-5085.

NET SURRENDER VALUE The amount payable to you on a full or partial surrender under the Certificate after the application of any contract charges or Market Value Adjustment.

SUBSEQUENT INTEREST RATE The rate of interest established by us for the applicable subsequent Guarantee Period.

3. DESCRIPTION OF CERTIFICATES

A. APPLICATION AND PURCHASE PAYMENT

A Certificate, as described in this Prospectus, evidences an interest in a group annuity contract. To apply for a Certificate, you need only complete an application form and make your purchase payment.

The Certificates are issued upon the payment of a single purchase payment. You may NOT contribute additional purchase payments to a Certificate in the future. You may, however, purchase an additional Certificate if you are an eligible individual at then prevailing Guarantee Rates and terms.

The minimum purchase payment in relation to a Certificate is $5,000. Although there is currently no maximum purchase payment, we reserve the right to limit purchase payment amounts on Certificates with respect to any one Annuitant.

Your purchase payment becomes part of our general assets and is credited to an account we establish for you on the date we receive your properly completed application along with your purchase payment. We will issue your Certificate and confirm your purchase payment in writing within five business days of receipt. You start earning interest on your account the date following the date your Certificate is issued.

In the event that your application is not properly completed we will attempt to contact you in writing or by telephone. We will return an improperly completed application, along with the corresponding purchase payment, three weeks after its receipt by us if the application has not, by that time, been properly completed.

6

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You have the right to cancel your Certificate within 10 days from the date you receive the Certificate and to receive a refund of the entire purchase payment. For cancellation to be effective, mailing or delivery of your notice of cancellation must be in writing to us and be made by you during the 10 day period. THIS RIGHT TO CANCEL DOES NOT APPLY AT ANY TIME OTHER THAN THE 10 DAY PERIOD IMMEDIATELY FOLLOWING YOUR INITIAL RECEIPT OF A CERTIFICATE AND DOES NOT APPLY TO ANY SUBSEQUENT GUARANTEE PERIOD.

B. ACCUMULATION PERIOD

1. INITIAL & SUBSEQUENT GUARANTEE PERIODS

Upon application, you will select the duration of your Initial Guarantee Period from among those durations then offered by us. The duration you select will determine your Initial Guarantee Rate and your purchase payment (less surrenders made and less applicable premium taxes, if any) will earn interest at this Initial Guarantee Rate during the entire initial Guarantee Period. All interest earned in a Certificate Year will be credited at the end of that Certificate Year.

Amounts of interest credited at the end of each Certificate Year (less any annual maintenance fee deducted) will earn interest in each subsequent Certificate Year for the remainder of the initial Guarantee Period at the Current Rate in effect at the time the interest is credited.

Unless you elect to make a full Surrender (See "Surrenders"), a subsequent Guarantee Period will automatically commence at the end of a Guarantee Period. Each subsequent Guarantee Period will be the same duration as the previous Guarantee Period unless you elect in writing on any day within the 30 day period prior to the end of the previous Guarantee Period, a Guarantee Period of a different duration from among those offered by us at that time.

In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect. For example, if you are age 62 upon the expiration of a Guarantee Period and you have chosen age 65 as an Annuity Commencement Date, we will automatically provide a three year Guarantee Period to equal the number of years remaining before your Annuity Commencement Date. Your Account Value will then earn interest at a Guarantee Rate which we have declared for such duration and interest will earn interest at Current Rates as described above. The Guarantee Rate for the Guarantee Period automatically applied in these circumstances may be higher or lower than the Guarantee Rate for longer durations.

The Account Value at the beginning of any subsequent Guarantee Period will be equal to the Account Value at the end of the Guarantee Period just ending. This Account Value (less surrenders made since the beginning of the subsequent Guarantee Period) will earn interest for each Certificate Year in the subsequent Guarantee Rate.

We will notify you in writing of the Subsequent Guarantee Rate no later than seven days prior to the beginning of each subsequent Guarantee Period. If newly issued Certificates are being offered by us for the duration equal to the subsequent Guarantee Period chosen and no surrender (partial or special) has been made on your Certificate, we will guarantee that your Subsequent Guarantee Rate will be at least .25% higher than the Initial Guarantee Rate being offered in corresponding new issues.

Amounts of interest credited at the end of each Certificate Year (less any annual maintenance fees deducted) will earn interest in each Certificate Year for the remainder of the Guarantee Period at the Current Rate in effect at the time the interest is credited.

2. ESTABLISHMENT OF GUARANTEE RATES AND CURRENT RATES

You will know the Initial Guarantee Rate for the Guarantee Period you choose at the time you purchase your Certificate. Current Rates will be established periodically along with the Guarantee Rates which will be applicable to subsequent Guarantee Periods. At the end of each Certificate Year, we will send you a confirmation which will show (a) your Account Value as of the end of the preceding Certificate Year (b) all transactions regarding your Certificate during the Certificate Year (c) your Account Value at the end of the current Certificate Year, and (d) the rates of interest being credited to your Certificate.

We have no specific formula for determining the rate of interest that we will declare as Current Rates or Guarantee Rates in the future (although we guarantee the Current Rate will never be less than 4 1/2%). The determination Current Rates and Guarantee Rates will be reflective of interest rates available on the types of debt instruments in which we intend to invest the proceeds attributable to the Certificate. (See "Investment by Hartford Life") In addition, we may also consider various other factors in determining Current Rates and Guarantee Rates for a given period, including, regulatory and tax requirements; sales commission and administrative expenses borne by us; general economic trends; and competitive factors. WE WILL MAKE THE FINAL DETERMINATION AS TO CURRENT AND GUARNTEE RATES TO BE DECLARED. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE CURRENT RATES OR GUARANTEEE RATES.

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3. SURRENDERS

(A) GENERAL

Full surrenders may be made under a Certificate at any time. Partial surrenders may only be made if:

    (i)  the Gross Surrender Value is at least $1,000.00; and

    (ii) the remaining Account Value after the Gross Surrender Value has been deducted is at least $5,000.00; and

    (iii) the sum of all Gross Surrender Values (including the currently requires surrender) does not exceed the Account Value at the beginning of the current Guarantee Period.

Any surrender may result in a lower Guarantee Rate for all subsequent Guarantee Periods. (See "Initial and Subsequent Guarantee Periods")

In case of all surrenders, the Account Value will be reduced by the Gross Surrender Value on the Surrender Date and New Surrender Value will be payable to you. The Net Surrender Value equals:

(A-B) x C, where:

A = the Gross Surrender Value reduced by any applicable annual maintenance fee,

B = the surrender charge,

C = the Market Value Adjustment.

We will, upon request, inform you of the amount payable upon a full or partial surrender. Any full, partial or special surrender may be subject to tax. (See "Tax Considerations")

(B) SURRENDER CHARGE

No deduction for a sales charge is made from the purchase payment when received. A surrender charge, however, may be deducted from the Gross Surrender Value (before application of any Market Value Adjustment) of any partial or full surrender made before the end of the sixth Certificate Year. The amount of any surrender charge is computed as a percentage of the Gross Surrender Value. The chart below indicates the percentage charge applied during the specified Certificate Year:

             CERTIFICATE YEAR IN WHICH                   CHARGE AS PERCENTAGE
                 SURRENDER IS MADE                     OF GROSS SURRENDER VALUE
--------------------------------------------------------------------------------
                         1                                         6%
                         2                                         5%
                         3                                         4%
                         4                                         3%
                         5                                         2%
                         6                                         1%
                     Thereafter                                    0%

No surrender charge will be made for surrender dates after Certificate Year 6 or certain surrenders effective at the end of a Guarantee Period. (See, "Special Surrender")

The above specified surrender charges will apply to partial or full surrenders, irrespective of the length of the Guarantee Period selected. For example, assume a Participant designates an initial Guarantee Period of five years. Further assume the Participant takes no action to change the duration of the second Guarantee Period, resulting in a second Guarantee Period also with a duration of five years. In this hypothetical case, any surrenders the Participant makes during the sixth Certificate Year will be subject to a one-percent surrender charge even though the Participant could have made surrender up to the Account Value at the end of the initial Guarantee Period which would not have been subject to a surrender charge.

(C) MARKET VALUE ADJUSTMENT

The amount payable on a partial or full surrender may be adjusted up or down by the application of the Market Value Adjustment. Where applicable, the Market Value Adjustment is applied to Gross Surrender Value, net of any surrender charge or annual maintenance fee.

In the case of a partial surrender, the market Value Adjustment will reflect the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the partial surrender, and the Guarantee Rate then applicable to your Certificate.

In the case of a full surrender, the Market Value Adjustment will reflect the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the full surrender, and a weighted average interest rate then being applied

8

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to your Account Value. That weighted average interest rate includes the
Guarantee Rate and all prior Current Rates which have been applied to your account during the current Guarantee Period.

Current Rates are taken into account in calculating the Market Value Adjustment for a full surrender, but not for a partial surrender, since only your Account Value at the beginning of the Guarantee Period, to which no Current Rates apply, may be received by you in a partial surrender while, in the case of a full surrender, credited interest to which Current Rates do apply, may be receive by you.

Generally, if your Guarantee Rate (or your weighted average rate) is lower than the applicable Current Rate then the application of the Market Value Adjustment will result in a lower payment upon surrender. Similarly, if your Guarantee Rate (or your weighted average rate) is higher than the applicable Current Rate, the application of the Market Value Adjustment will result in a higher payment upon surrender.

For example, assume you purchase a Certificate and select an initial Guarantee Period of ten years and our Guarantee Rate for that duration is 9% per annum. Assume at the end of seven years you make a partial surrender. If the Current Rate for the three years remaining in your Certificate is 7%, then the amount payable upon partial surrender will increase after the application of the Market Value Adjustment. On the other hand, if such Current Rate is higher than your Guarantee Rate, for example, 11%, the application of the Market Value Adjustment will cause a decrease in the amount payable to you upon this partial surrender.

Since Current Rates are based in part upon the investment yields available to us (See "Investments by Hartford Life"), the effect of the Market Value Adjustment will be closely related to the levels of such yields. It is possible, therefore, that, should such yields increase significantly from the time you purchased or renewed your Certificate, coupled with the application of the annual maintenance fee and surrender charges, the amount you would receive upon a full surrender of your Certificate could be less than your original purchase payment.

The formula for calculating the Market Value Adjustment is set forth in Appendix A to this Prospectus, which also contains an additional illustration of the application of the Market Value Adjustment.

(D) SPECIAL SURRENDERS

A full or partial surrender will be payable at the end of a Guarantee Period without a surrender charge and without a Market Value Adjustment if:

    (i) a request for a surrender is received, in writing, during the 30 day period preceding the end of a Guarantee Period; or

    (ii) one of the Annuity Options specified herein is elected. To elect an Annuity Option, you must notify us that your Annuity Commencement Date will be the end of the current Guarantee Period (if not previously elected) and of the Annuity Option you are electing, at least 30 days before the end of that Guarantee Period.

In addition, if you notify us in writing within 30 days prior to the end of a Certificate Year, we will send you any interest that would have been credited at the end of that Certificate Year on the date such interests would have been credited. No surrender charge or Market Value Adjustment will be imposed on such interest payments. Any such surrender may, however, be subject to tax. (See "Tax Considerations")

4. PREMIUM TAXES

A deduction is also made for premium taxes, if applicable. On any Certificate subject to premium tax, the tax will be deducted, as provided under applicable law, either from the purchase payment when received or from the amount applied to effect an annuity at the time annuity payments commence.

5. ANNUAL MAINTENANCE FEE

At the end of each Certificate Year prior to the Annuity Commencement Date, an annual maintenance fee will be deducted from your Account Value to reimburse us for expenses relating to maintenance of your Certificate. In any Certificate Year when a Certificate is surrendered for its full value, the annual maintenance fee will be deducted at the time of such surrender.

The annual maintenance fee is presently set at $25.00. The amount of the annual maintenance fee on outstanding Certificates may not be changed by us.

6. DEATH BENEFIT

If the Annuitant dies before the Annuity Commencement Date, the Death Benefit payable to your Beneficiary will equal the greater of the Net Surrender Value which would have been payable on a full surrender on the date of the Annuitant's death and the minimum death benefit. The minimum death benefit is the lesser of the Account Value at the beginning of the Guarantee Period in which the Annuitant dies and the Account Value on the date of the Annuitant's death.


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7. PAYMENT UPON PARTIAL OR FULL SURRENDER

We may defer payment of any partial or full surrender for a period not exceeding 6 months from date or our receipt of your notice of surrender or the period permitted by state insurance law, if less. Only under highly unusual circumstances will we defer a surrender payment more than thirty days, and if we defer payment for more than 30 days we will pay interest of at least 4 1/2% per annum on the amount deferred. Among other things, we will consider the yield on current instruments and its overall investment yield, in deciding the rate it will pay in such cases. While all circumstances under which we could defer payment upon surrender may not be foreseeable at this time, such circumstance could include, for example, a time of an unusually high surrender rate among participants, accompanied by a radical shift in interest rates. If we intend to withhold payment for more than thirty days, we will notify you in writing. We will not, however, defer payment for more than 30 days for any surrender which is to be effective at the end of any Guarantee Period.

C. ANNUITY PERIOD

1. ELECTING THE ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

Upon application for a Certificate, you select an Annuity Commencement Date. The Annuity Commencement Date you choose may never be beyond the Annuitant's 85th birthday. Within 30 days prior to your Annuity Commencement Date you may elect to have all or a portion or your Account Value paid in a lump sum on your Annuity Commencement Date. Alternatively, or with respect to any portion of your Account Value not paid in a lump sum, you may elect, at least 30 days prior to the Annuity Commencement Date, to have your Account Value or a portion thereof (less applicable premium taxes, if any) applied on the Annuity Commencement Date under any of the Annuity Options described below. In the absence of such election, the Account Value or a portion thereof, will be applied on the Annuity Commencement Date under the Second option to provide a life annuity with 120 monthly payments certain.

2. CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION

You may change the Annuity Commencement Date and/or the Annuity Option from time to time, but any such change must be made in writing and received by us at least 30 days prior to the scheduled Annuity Commencement Date. Also, the proposed Annuity Commencement Date may not be before the end of the current Guarantee Period.

3. ANNUITY OPTIONS

Any one of the following Annuity Options may be elected:

FIRST OPTION - LIFE ANNUITY

An annuity payable monthly during the lifetime of the Annuitant, and terminating with the last monthly payment due preceding the death of the Annuitant. It would be possible under this Option for an Annuitant to receive only one Annuity payment if he died prior to the due date on the second Annuity payment, two if he died before the third Annuity payment and so on.

SECOND OPTION - LIFE ANNUITY WITH 120, 180, OR 240 MONTHLY PAYMENTS CERTAIN

An annuity providing monthly income to the Annuitant for a fixed period of 120 months, 180 months, or 240 months (as selected) and for as long thereafter as the Annuitant shall live.

THIRD OPTION - CASH REFUND LIFE ANNUITY

An annuity payable monthly during the lifetime of the Annuitant provided that, at the death of the Annuitant, the Beneficiary will receive an additional payment equal to the excess, if any, of (a) over (b) where (a) is the Account Value applied on the Annuity Commencement Date under this option and (b) is the dollar amount of annuity payments already paid.

FOURTH OPTION - JOINT AND LAST SURVIVOR LIFE ANNUITY

An annuity payable monthly during the joint lifetime of the Annuitant and a designated secondary person, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor. It would be possible under this Option for the Annuitant, and designated second person in the event of the common or simultaneous death of the parties, to receive only one payment in the event of death prior to the due date for the second payment and so on.

FIFTH OPTION - PAYMENTS FOR A DESIGNATED PERIOD.

An amount payable monthly for the number of years selected which may be from 3 to 30 years.

The tables in the Certificate provide for guaranteed dollar amounts of monthly payments for each $1,000 applied under the five Annuity Options. Under the First, Second, or Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the Fourth Option, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.

The tables for the First, Second, Third and Fourth Options are based on the 1983 Individual Annuity mortality table set back one year and a net investment rate of 4% per annum. The table for the Fifth Option is based on a net investment rate of 4% per annum. We may, however, from time to time, at our discretion if mortality appears more favorable and interest rates justify, apply other tables which will result in higher monthly payments for each $1,000 applied under one or more of the five Annuity Options.

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4. ANNUITY PAYMENT

The first payment under any Annuity Option will be made on the first day of the month following the Annuity Commencement Date. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

If at any time payments under an Annuity Option are less than $50.00 per payment, we may change the frequency of payment to such intervals as will result in annuity payments of at least $50.00.

Once annuity payments have commenced for an Annuitant, no surrender of the annuity benefit (including benefits under the Fifth Option) can be made for the purpose of receiving a lump sum settlement in lieu thereof.

5. DEATH OF ANNUITANT AFTER ANNUITY COMMENCEMENT DATE

In the event of the death of the Annuitant after the Annuity Commencement Date, the present values on the date of death or the current dollar amount of any remaining guaranteed payments will be paid in one sum to the Beneficiary designated by you unless other provisions shall have been made and approved by us. Calculations of such present value will be based on the interest rate that is used by us to determine the amount of each certain payment.

4. ASSIGNMENT

Your rights as evidenced by a Certificate may be assigned as permitted by applicable law. An assignment will not be binding upon us until we receive notice from you in writing. We assume no responsibility for the validity or effect of any assignment. You should consult your tax advisor regarding the tax consequences of an assignment.

If the Annuitant is other than the Participant and a Contingent Participant has been designated in writing and is alive at the death of the Participant, the Contingent Participant acquires all the Participant's rights as evidenced by the Certificate. If there is no designated Contingent Participant at the death of the Participant, the Participant's estate acquires all of the Participant's rights as evidenced by the Certificate.

5. AMENDMENT OF CERTIFICATES

We reserve the right to amend the Certificates to meet the requirements of applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

6. STATE VARIATIONS

Your Certificate may be subject to variations required by various State insurance departments. Variations are subject to change without notice.

7. THE COMPANY

Hartford Life Insurance Company is the issuer of the Certificates. Hartford Life Insurance Company is a life insurance company organized under the laws of Connecticut. Our home office is located at 200 Hopmeadow Street, Simsbury, CT 06089.

Hartford Life Insurance Company and its subsidiaries ("Hartford Life" or the "Company"), is a direct subsidiary of Hartford Life and Accident Insurance Company ("HLA"), a wholly owned subsidiary of Hartford Life, Inc. ("Hartford Life"). Hartford Life is an indirect subsidiary of The Hartford Financial Services Group, Inc. The Company, together with HLA, provides (i) retail and institutional investment products, including variable annuities, fixed market value adjusted ("MVA") and fixed annuities, (ii) whole life/variable universal life insurance, (iii) group benefits products such as group life and group disability insurance; and (iv) annuity products through its international operations. The Company is one of the largest sellers of individual variable annuities, variable universal life insurance and group disability insurance in the United States.

Hartford Life Insurance Company is licensed to operate in all states and the District of Columbia.

8. INVESTMENTS BY HARTFORD LIFE

Our assets must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of assets that may be committed to any particular type of investment within a separate account designated for these purposes ("Separate Account"). In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations (including U.S.

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Treasury and government agency and instrumentality obligations), investment grade and high-yield (junk) corporate bonds, preferred and common stocks, asset-backed securities, mortgage-backed securities commercial mortgages, real estate and certain other investments.

Contract reserves will be accounted for in the Separate Account. The Separate Account is a non-unitized, non-insulated separate account. Separate account assets may be commingled with investments from this and other modified guaranty annuity contracts. Certificate holders have no priority claims on assets accounted for in this separate account. All our assets, including those accounted for in this Separate Account, are available to meet the guarantees under the Certificates and other modified guaranty annuities we issue in addition to our general obligations.

In establishing Guarantee Rates, we intend to take into account, among other things, the yields available on the types of debt instruments in which we intend to invest the proceeds attributable to the Certificates. We may also consider yields for other existing Separate Account investments when setting Guarantee Rates. We may, as part of our crediting rate strategy, consider the anticipated yields associated with debt investments assuming that they were held to maturity. Under certain market conditions, this approach may result in Guarantee Rates that are higher or lower than interest rates for seemingly comparable instruments. The Guarantee Rates offered to existing contract owners may have no relationship to rates offered to prospective investors - or even other modified guarantee contract owners whose assets have been invested in this same Separate Account.

Our overall investment strategy will generally be to invest in investment-grade (or comparable investment quality) debt instruments as determined on or about the date of acquisition. We have no obligation to dispose of debt instruments that have been downgraded or are no longer considered to be of investment grade. While we will seek to acquire debt instruments having durations tending to match applicable Guarantee Periods, we reserve the right to use other available Separate Account assets to meet any of our contractual obligations. Subject to state law, we may transfer Separate Account assets to our general account and vice versa.

We reserve the right to alter investment strategies without notice. We may make a profit to the extent that we are able to garner investment yields on Separate Account portfolio assets. The investment strategy applied to Separate Account investments from your Certificate may not necessarily be consistent with investment strategies applied with respect to investments from other modified guaranty annuity contract investments now or hereafter held within this Separate Account.

9. EXPERTS

The consolidated financial statements, and the related financial statement schedules for the year ended December 31, 2009, incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K dated December 31, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 23, 2010 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting and reporting for other-than-temporary impairments in 2009 and for the fair value measurement of financial instruments in 2008), which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Richard J. Wirth, Assistant General Counsel for Hartford Life Insurance Company has passed upon the validity of the interests in the Certificates described in this Prospectus.

10. HOW CERTIFICATES ARE SOLD

We have entered into a distribution agreement with our affiliate Hartford Securities Distribution Company, Inc. ("HSD") (under which HSD serves as the principal underwriter for the Certificate). HSD is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA). The principal business address of HSD is the same as ours. Hartford Life Distributors, LLC, a subsidiary of Hartford Life Insurance Company, provides marketing support for us. Woodbury Financial Services, Inc. is another affiliated broker-dealer that sells this Certificate.

HSD has entered into selling agreements with affiliated and unaffiliated broker-dealers, and financial institutions ("Financial Intermediaries") for the sale of the Certificates. We pay compensation to HSD for sales of the Certificates by Financial Intermediaries. HSD, in its role as principal underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2009. Certificates will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of Financial Intermediaries ("registered representatives").

Financial Intermediaries receive commissions. Certain selected Financial Intermediaries also receive additional compensation. All or a portion of the payments we make to Financial Intermediaries may be passed on to registered representatives according to Financial Intermediaries' internal compensation practices.

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Commissions paid to Financial Intermediaries generally range up to 4 1/2% for the sale of a Certificate plus, and in certain cases, up to a 1% commission upon an election of a subsequent Guarantee Period by a Participant.

Commission arrangements may vary from one Financial Intermediary to another. We are not involved in determining your registered representative's compensation. Under certain circumstances, your registered representative may be required to return all or a portion of the commissions paid.

As of December 31, 2009, we have entered into ongoing contractual arrangements to make Additional Payments to the following Financial Intermediaries for our entire suite of fixed annuities: Cuso Financial Services, L.P., Edward D. Jones & Co., L.P., National Planning Holdings (Invest Financial Corp., Investment Centers of America, Inc., National Planning Corp., SII Investments, Inc.), Sorrento Pacific.

Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing.

For the fiscal year ended December 31, 2009, Additional Payments did not in the aggregate exceed approximately $1.8 million (excluding corporate-sponsorship related perquisites) or approximately 0.04% of average assets.

11. FEDERAL TAX CONSIDERATIONS

A. INTRODUCTION

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Certificate, based on our understanding of the existing provisions of the Internal Revenue Code ("Code"), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trusts or estates that are subject to United States federal income tax, regardless of the source of their income. See "Annuity Purchases by Nonresident Aliens and Foreign Corporations," regarding annuity purchases by non-U.S. citizens or residents.

We have prepared this summary after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Certificate or any transaction involving a Certificate. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Certificate.

In addition, although this discussion addresses certain tax consequences if you use the Certificate in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Certificate in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Certificate used in it.

Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.

Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.

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The federal, as well as state and local, tax laws and regulations require the
Company to report certain transactions with respect to Your contract (such as an exchange of or a distribution from the contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide You with a copy of what was reported. This copy is not intended to supplant Your own records. It is Your responsibility to ensure that what You report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on Your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax advisor, and should notify the Company if You find any discrepancies in case corrections have to be made.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CERTIFICATE IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CERTIFICATE UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. TAXATION OF HARTFORD

We are taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. We will own the assets underlying the Certificates. The income earned on such assets will be our income.

C. TAXATION OF ANNUITIES - GENERAL PROVISIONS AFFECTING CERTIFICATES NOT HELD IN TAX-QUALIFIED RETIREMENT PLANS

Section 72 of the Code governs the taxation of annuities in general.

    1.   NON-NATURAL PERSONS AS OWNERS

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Certificate value as of the close of the taxable year and all previous distributions under the Certificate over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Certificate under Section 72(u). However, Section 72(u) does not apply to:

- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person);

- A contract acquired by the estate of a decedent by reason of such decedent's death;

- Certain contracts acquired with respect to tax-qualified retirement arrangements;

- Certain contracts held in structured settlement arrangements that may qualify under Code Section 130; or

- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.

A non-natural Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

    2.   OTHER OWNERS (NATURAL PERSONS)

An Owner is not taxed on increases in the value of the Certificate until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Certificate) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Certificates obtained in a tax-free exchange for other annuity contracts or life insurance contracts, which were purchased prior to August 14, 1982.

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       a.   DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.

ii. To the extent that the value of the Certificate (ignoring any Surrender Charges except on a Full Surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be used in determining the "income on the contract." We believe that the current Certificate Value (determined without regard to Surrender Charges) generally is an appropriate measure. However, in some instances the IRS could take the position that the value should be the current Certificate Value (determined without regard to Surrender Charges) increased by some measure of the value of certain future cash-value type benefits.

iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Certificate does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

iv. The receipt of any amount as a loan under the Certificate or the assignment or pledge of any portion of the value of the Certificate shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

v. In general, the transfer of the Certificate, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

       b.  DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

iii. Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a Full Surrender after such date, only the excess of the amount received (after any Surrender Charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

       c.   AGGREGATION OF TWO OR MORE ANNUITY CERTIFICATES.

Certificates issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Certificates subject to such aggregation, the values under the Certificates and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Certificates is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.


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       d.  10% PENALTY TAX - APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY
           PAYMENTS.

i. If any amount is received or deemed received on the Certificate (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

ii.  The 10% penalty tax will not apply to the following distributions:

       1. Distributions made on or after the date the recipient has attained the age of 59 1/2.

       2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

       3.   Distributions attributable to a recipient becoming disabled.

       4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary).

       5. Distributions made under certain annuities issued in connection with structured settlement agreements.

       6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

       7. Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

       e. SPECIAL PROVISIONS AFFECTING CERTIFICATES OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CERTIFICATES PURCHASED PRIOR TO AUGUST 14, 1982.

If the Certificate was obtained by a tax-free exchange of a life insurance or annuity Certificate purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Certificate, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Certificate) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent, that such amount received or deemed received does not exceed such pre-8/14/82 investment; such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Certificates are generally subject to the rules described in this subparagraph e.

       f.   REQUIRED DISTRIBUTIONS.

i.   Death of Owner of Primary Annuitant

      Subject to the alternative election or spouse beneficiary provisions in ii or iii below:

       1. If any Owner dies on or after the Annuity Commencement Date and before the entire interest in the Certificate has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

       2. If any Owner dies before the Annuity Commencement Date, the entire interest in the Certificate shall be distributed within 5 years after such death; and

       3. If the Owner is not an individual, then for purposes of 1 or 2 above, the primary annuitant under the Certificate shall be treated as the Owner, and any change in the primary annuitant shall be treated as the death of the Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Certificate.

ii.  Alternative Election to Satisfy Distribution Requirements

      If any portion of the interest of an Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Owner's death.

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iii.  Spouse Beneficiary

      If any portion of the interest of an Owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this contract.

iv.  Civil Union or Domestic Partner

      Upon the death of the Certificate holder prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Certificate holder pursuant to a civil union or domestic partnership recognized under state law, then such designated beneficiary's right to continue the Certificate as the succeeding Certificate holder will be contingent, among other things, upon the treatment of such designated beneficiary as the spouse of the Certificate holder under Code Section 72(s) (or any successor provision). Currently, Federal tax law only recognizes spouses if they are married individuals of the opposite sex. Consequently, such designated beneficiary who is not recognized as a "spouse" under Federal tax law will not be able to continue the Certificate and the entire interest in the Certificate must be distributed within five years of the Certificate holder's death or under the Alternative Election.

       g.   ADDITION OF RIDER OR MATERIAL CHANGE

The addition of a rider to the Certificate, or a material change in the Certificate's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Certificate to lose certain grandfathered tax status. Please contact your tax adviser for more information.

       h.  PARTIAL EXCHANGES

The IRS in Rev. Rule. 2003-76 confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rule. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering
(1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code
Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Notice 2003-51 was superseded by Revenue Procedure 2008-24, effective for partial exchanges completed on or after June 30, 2008. Partial exchanges completed on or after this date will qualify for tax free treatment if: (1) no amounts are withdrawn from, or received in surrender of, either of the contract involved in the exchange during the twelve months beginning on the date on which amounts are treated as received as premiums or other consideration paid for the contract received in the exchange (the date of the transfer); or
(2) the taxpayer demonstrates that certain conditions (e.g., death, disability, reaching age 59 1/2, divorce, loss of employment) occurred between the date of transfer and the date of the withdrawal or surrender. A transfer within the scope of the revenue procedure, but not treated as a tax-free exchange, will be treated as a taxable distribution, followed by a payment for a second contract. Two annuity contracts that are the subject of a tax-free exchange pursuant to the revenue procedure will not be aggregated, even if issued by the same insurance company. We advise you to consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange.

The applicability of the IRS's partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a tax adviser if you plan to split an annuity contract as part of an exchange of annuity contracts.

D. FEDERAL INCOME TAX WITHHOLDING

The portion of an amount received under a Certificate that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:

    1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

    2. Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is subject to federal income tax withholding as if the recipient were married claiming three exemptions, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming three exemptions, and remit the tax to the IRS.

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Generally, no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Certificate, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.

E. GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Certificate may be used for a number of qualified retirement plans. If the Certificate is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" below for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F. ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. If withholding tax applies, we are required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.

G. ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS

Any amount payable upon an Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Owner's estate for federal estate tax purposes. Similarly, prior to the Owner's death, the payment of any amount from the Certificate, or the transfer of any interest in the Certificate, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse beneficiary who either is (1) 37 1/2 or more years younger than an Owner or (2) a grandchild (or more remote further descendent) of an Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code
Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Certificate, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Certificate could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Certificate for less than adequate consideration during the Owner's lifetime generally is treated as producing an amount received by such Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Owner's gross income, this same income amount could produce a corresponding increase in such Owner's tax basis for such Certificate that is carried over to the transferee's tax basis for such Certificate under Code Section 72(e)(4)(C)(iii) and Section 1015.

H. TAX DISCLOSURE OBLIGATIONS

In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2004-67. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by Hartford, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.

I. INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Certificate by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Certificates are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Certificates, accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Certificates. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Certificate with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Certificate holders, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Certificate issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Certificate is a suitable investment if you are investing through a Qualified Plan.

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THE FOLLOWING IS ONLY A GENERAL DISCUSSION ABOUT TYPES OF QUALIFIED PLANS FOR
WHICH THE CERTIFICATES MAY BE AVAILABLE. WE ARE NOT THE PLAN ADMINISTRATOR FOR ANY QUALIFIED PLAN. THE PLAN ADMINISTRATOR OR CUSTODIAN, WHICHEVER IS APPLICABLE, (BUT NOT US) IS RESPONSIBLE FOR ALL PLAN ADMINISTRATIVE DUTIES INCLUDING, BUT NOT LIMITED TO, NOTIFICATION OF DISTRIBUTION OPTIONS, DISBURSEMENT OF PLAN BENEFITS, HANDLING ANY PROCESSING AND ADMINISTRATION OF QUALIFIED PLAN LOANS, COMPLIANCE REGULATORY REQUIREMENTS AND FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS FROM THE PLAN TO PLAN PARTICIPANTS AND, IF APPLICABLE, BENEFICIARIES OF PLAN PARTICIPANTS AND IRA CONTRIBUTIONS FROM PLAN PARTICIPANTS. OUR ADMINISTRATIVE DUTIES ARE LIMITED TO ADMINISTRATION OF THE CERTIFICATE AND ANY DISBURSEMENTS OF ANY CERTIFICATE BENEFITS TO THE CERTIFICATE HOLDER, ANNUITANT OR BENEFICIARY OF THE CERTIFICATE, AS APPLICABLE. OUR TAX REPORTING RESPONSIBILITY IS LIMITED TO FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS TO THE APPLICABLE PAYEE AND IRA CONTRIBUTIONS FROM THE CERTIFICATE HOLDER, AS RECORDED ON OUR BOOKS AND RECORDS. IF YOU ARE PURCHASING A QUALIFIED CONTRACT, YOU SHOULD CONSULT WITH YOUR PLAN ADMINISTRATOR AND/OR A QUALIFIED TAX ADVISER. YOU ALSO SHOULD CONSULT WITH A QUALIFIED TAX ADVISER AND/OR PLAN ADMINISTRATOR BEFORE YOU WITHDRAW ANY PORTION OF YOUR CERTIFICATE VALUE.

The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, or other restrictions and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.

We do not currently offer the Certificates in connection with all of the types of Qualified Plans discussed below, and may not offer the Certificates for all types of Qualified Plans in the future.

1. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS")

In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401 or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Certificate is available.

       a.     TRADITIONAL IRAS

Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible to make contributions, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the Owner reaches age 70 1/2 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1/2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.

You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into your Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to your Traditional IRA or another Qualified Plan. In addition, under Code Section 402(c)(11), a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant). Certain Plans may not allow such rollovers.

       b.    SEP IRAS

Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer contributions, employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Certificate has provisions that are designed to maintain the Certificate's tax qualification as an IRA, and therefore could limit certain benefits under the Certificate (including endorsement, rider or option benefits) to maintain the Certificate's tax qualification.


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       c.     SIMPLE IRAS

The Savings Incentive Match Plan for Employees of Small Employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% penalty tax for failure to make a full RMD, and to the 10% penalty tax on premature distributions, as described below. In addition, the 10% penalty tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Certificate has provisions that are designed to maintain the Certificate's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Certificate (including endorsement, rider or option benefits) to maintain the Certificate's tax qualification.

A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.

If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Certificates as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.

       d.    ROTH IRAS

Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Certificate holder. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Certificate holder's lifetime. Generally, however, upon the Owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. The Owner of a Traditional IRA or other qualified plan assets may convert a Traditional IRA into a Roth IRA under certain circumstances. The conversion of a Traditional IRA or other qualified plan assets to a Roth IRA will subject the fair market value of the converted Traditional IRA to federal income tax in the year of conversion (special rules apply to 2010 conversions). In addition to the amount held in the converted Traditional IRA, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. After 2007, distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Certificate has provisions that are designed to maintain the Certificate's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Certificate (including endorsement, rider or option benefits) to maintain the Certificate's tax qualification.

2. QUALIFIED PENSION OR PROFIT-SHARING PLAN OR SECTION 401(K) PLAN

Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.

In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.

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3. DEFERRED COMPENSATION PLANS UNDER SECTION 457 ("SECTION 457 PLANS")

Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code
Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount, equal to $16,500 for 2009. The $15,000 limit may be indexed for cost-of-living adjustments at $500 increments in future years. The Plan may provide for additional "catch-up" contributions during the three taxable years ending before the year in which certain participants attain normal retirement age. In addition, with an eligible Deferred Compensation Plan for a governmental employer, the contribution limitation may be increased under Code
Section 457(e)(18) to allow certain "catch-up" contributions for individuals who have attained age 50, but only one "catch-up" may be used in a particular year. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70 1/2, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).

Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a
Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).

4. TAXATION OF AMOUNTS RECEIVED FROM QUALIFIED PLANS

Except under certain circumstances in the case of Roth IRAs, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.

For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Certificate value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer or, during 2007, certain distributions from an IRA for charitable purposes). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.

5. PENALTY TAXES FOR QUALIFIED PLANS

Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Penalty taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The penalty taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.

       a.   PENALTY TAXES ON PREMATURE DISTRIBUTIONS

Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59 1/2. However, this 10% penalty tax does not apply to a distribution that is either:

(i) made to a beneficiary (or to the employee's estate) on or after the employee's death;

(ii) attributable to the employee's becoming disabled under Code Section
     72(m)(7);

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(iii) part of a series of substantially equal periodic payments (not less frequently than annually - "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;

(iv) (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);

(v) (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);

(vi) not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year; or

(vii) certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty.

In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

(viii) made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

(ix) not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or

(x)  for a qualified first-time homebuyer and meets the requirements of Code
     Section 72(t) (8).

If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% penalty tax rate is increased to 25%.

       b.  RMDS AND 50% PENALTY TAX

If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% penalty tax on the amount that has not been timely distributed.

An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of -

(i)  the calendar year in which the individual attains age 70 1/2, or

(ii) (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.

A special rule applies to individuals who attained age 70 1/2 in 2009. Such individuals should consult with a qualified tax adviser before taking RMDs in 2010.

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over -

(a) the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or

(b) over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.

If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 70 1/2.

If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The RMD rules that apply while the Certificate holder is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans, including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

22

-------------------------------------------------------------------------------

The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a Certificate's account value, such account value must include the actuarial value of certain additional benefits provided by the Certificate. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.

6. TAX WITHHOLDING FOR QUALIFIED PLANS

Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" (described below in "ROLLOVER DISTRIBUTIONS"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "ROLLOVER DISTRIBUTIONS"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."

Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.

Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.

7. ROLLOVER DISTRIBUTIONS

The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan fiduciaries (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.

For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transfer or Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.

By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to federal income tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan fiduciary) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan fiduciary by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan or other Qualified Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover," the missing amount that is not rolled over remains subject to normal income tax plus any applicable penalty tax (e.g., 10% early distribution penalty).

Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either -

    a.   an RMD amount;

    b. one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or

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    c.   any distribution made upon hardship of the employee.

Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c) and 457(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution penalty tax applicable to distributions from such a "predecessor" Qualified Plan.

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to one per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).

Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a non-spouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS. The Katrina Emergency Tax Relief Act of 2005 (KETRA) allows certain amounts to be recontributed within three years as a rollover contribution to a plan from which a KETRA distribution was taken.

24

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APPENDIX A

Set forth below is an illustration of how interest will be credited to your Account Value during each Guarantee Period. For the purpose of this example we have made the assumptions as indicated.

NOTE: THE FOLLOWING EXAMPLE ASSUMES NO SURRENDERS OF ANY AMOUNT DURING THE ENTIRE FIVE YEAR PERIOD. A MARKET VALUE ADJUSTMENT OR SURRENDER CHARGE MAY APPLY TO ANY SUCH INTERIM SURRENDER (SEE "SURRENDER"). THE HYPOTHETICAL INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE INTEREST RATES TO BE DECLARED UNDER THE CERTIFICATE. ACTUAL INTEREST RATES DECLARED FOR ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

EXAMPLE OF CURRENT RATE COMPOUNDING

Beginning Account Value:    $50,000
Guarantee Period:           5 years
Guarantee Rate:             10% per year (yielding interest of $5,000 per
                            annum)

                                               END OF CERTIFICATE YEAR:
                                   YEAR1                YEAR 2               YEAR 3
---------------------------------------------------------------------------------------
Guaranteed Interest                    $5,000               $5,000               $5,000
Less Annual Maintenance Fee    -25.00/4,975.00
9.8% Current Rate on $4,975                                 487.55               487.55
Less Annual Maintenance Fees                        -25.00/5,462.55
10.3% Current Rate on                                                            562.64
 $5,462.55
Less Annual Maintenance Fee                                              -25.00/6,025.19
10.1% Current Rate on
 $6,025.19
Less Annual Maintenance Fees
10.6% Current Rate on
 $6,633.73
Less Annual Maintenance Fees

                                       END OF CERTIFICATE YEAR:
                                        YEAR 4               YEAR 5
-----------------------------  ----------------------------------------
Guaranteed Interest                         $5,000               $5,000
Less Annual Maintenance Fee
9.8% Current Rate on $4,975                 487.55               487.55
Less Annual Maintenance Fees
10.3% Current Rate on                       562.64               562.64
 $5,462.55
Less Annual Maintenance Fee
10.1% Current Rate on                       608.54               608.54
 $6,025.19
Less Annual Maintenance Fees        -25.00/6,633.73
10.6% Current Rate on                                            703.18
 $6,633.73
Less Annual Maintenance Fees                             -25.00/7,336.91

Total Interest Credited in Guarantee Period -                 4,975.00 + 5,462.55 + 6,025.19 + 6,633.73 + 7,336.91
                                                              = $30,433.38
Account Value at End of Guarantee Period -                    $50,000.00 + $30,433.38
                                                              = $80,433.38

MARKET VALUE ADJUSTMENT

The formula which will be used to determine the Market Value Adjustment is:

                              1 + .75 (I-J)(N/12),

if N is less than or equal to 48; or,

                           1 + .75 (I-J)(.5N+24)/12,

if N is greater than 48

I    =    the applicable interest rate (expressed as a decimal, e.g., 1% = .01), determined as follows:
          In the case of a partial surrender, I equals the Guarantee Rate in effect at the time of the surrender.
          In the case of full surrender, I equals the weighted average interest rate being credited to the Certificate at the time of the surrender.
J    =    The Current Rate (expressed as a decimal, e.g., 1% = .01) in effect for durations equal to the number of months remaining in the current Guarantee Period.
N    =    The number of complete months from the surrender date to the end of the current Guarantee Period.

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EXAMPLE OF MARKET VALUE ADJUSTMENT

Beginning Account     $50,000
Value:
Guarantee Period:     5 years
Guarantee Rate:       10% per annum (yielding interest of $5,000 per annum)
Full Surrender:

                                                                         END OF CERTIFICATE YEAR:
                                                              YEAR 1                            YEAR 2
-------------------------------------------------------------------------------------------------------------
Guarantee Interest                                                       $5,000.00                  $5,000.00
Less Annual Maintenance Fee                                       -25.00/$4,975.00
9.8% Current Rate on $4,975.00                                                                         487.55
Less Annual Maintenance Fee                                                                  -25.00/$5,426.55

10.3% Current Rate on $5,462.55
Gross Surrender Value at middle of Certificate Year 3     =    50,000 (1.10) 1/2 + 4,975(1.098) 1/2 + 5,462.55(1.103)
                                                               1/2
                                                          =    52,440.44 + 5,213.08 + 5,736.98
                                                          =    63,390.50
Net Surrender Value at middle of Certificate Year 3       =    [(63,390.50-25) - (.04)(63,390.50-25)] x Market Value
                                                               Adjustment
                                                          =    60,830.88 x Market Value Adjustment
Market Value Adjustment                                   =    1 + .75 (I-J) N/12
                                                      I   =    (52,440.44)(.10) + (5,213.08) (.098) +
                                                               (5,736.98)(.103)/63,390.50
                                                          =    .10011
                                                      J   =    .1030
                                                      N   =    30
Market Value Adjustment                                   =    1 + .75 (I-J) N/12
                                                          =    1 + .75 (.10011 - .1030)(30/12)
                                                          =    .99458
Net surrender Value at middle of Certificate Year 3       =    60,830.88 x .99458
                                                          =    60,501.18

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees                                                        $356.50

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 33-776 of the Connecticut General Statutes states that: "a corporation may provide indemnification of, or advance expenses to, a director, officer, employee or agent only as permitted by sections 33-770 to 33-779, inclusive."

     ARTICLE VIII, Section 1(a) of the By-laws of the Registrant (as amended and restated effective July 25, 2000) provides that the Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who was or is a director or officer of the Corporation and who was or is threatened to be made a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (each, a Proceeding"), by reason of the fact that such a person was or is a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article VIII is hereinafter called an "Indemnitee". Until such final determination is made such former or present director or officer shall be a "Potential Indemnitee" for purposes of this Article VIII. Notwithstanding the foregoing provisions of this Section 1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 5(d)); provided however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 5(d)) has occurred.

     Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits and Financial Statement Schedules

(1) Principal Underwriter Agreement.

(1a) Amendment No. 1, Principal Underwriter Agreement.

(1b) Amendment No. 2, Principal Underwriter Agreement.

(1c) Amendment No. 3, Principal Underwriter Agreement.

(2) Not applicable.

(4) Form of Annuity Contract.

(5) Opinion regarding legality, refer to Exhibit 23a.

(12) Not applicable.

(15) Not applicable.

(23a) Consent of Counsel - Richard J. Wirth, Assistant General Counsel.

(23b) Consent of Expert - Deloitte & Touche LLP.

(24) Power of Attorney.

(25) Not applicable.

(26) Not applicable.

ITEM 17.  UNDERTAKINGS

       (a) The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)  Not applicable.

         (5)  Not applicable.

         (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424.

              (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

              (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

              (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut, on March 1, 2010.

HARTFORD LIFE INSURANCE COMPANY

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
By:    John C. Walters*                     *By:   /s/ Richard J. Wirth
       -----------------------------------         -----------------------------------
       John C. Walters,                            Richard J. Wirth,
       Chairman of the Board, Chief                Attorney-in-Fact
       Executive Officer & President
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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and the date indicated.

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
Glenn D. Lammey, Chief Financial Officer, Executive Vice
 President, Director*
Gregory McGreevey, Executive Vice President, Chief Investment
 Officer, Director*
Ernest M. McNeill, Jr., Chief Accounting Officer,
  Senior Vice President                                            *By:   /s/ Richard J. Wirth
                                                                          -----------------------------------
John C. Walters, Chief Executive Officer, President,                      Richard J. Wirth
  Chairman of the Board, Director*                                        Attorney-in-Fact
                                                                   Date:  March 1, 2010
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                                 EXHIBIT INDEX

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
  (1)  Principal Underwriter Agreement
 (1a)  Amendment No. 1, Principal Underwriter Agreement
 (1b)  Amendment No. 2, Principal Underwriter Agreement
 (1c)  Amendment No. 3, Principal Underwriter Agreement.
  (4)  Form of Annuity Contract
(23a)  Consent of Counsel -- Richard J. Wirth, Assistant General Counsel.
(23b)  Consent of Expert -- Deloitte & Touche LLP.
 (24)  Power of Attorney.
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